                                                                   EXHIBIT 7


             AMENDMENT TO RESTATEMENT OF AGREEMENT ESTABLISHING
                               HCI PARTNERSHIP




        WHEREAS, by Restatement of Agreement dated April 1, 1991 (the "Agreement"), each of the undersigned, among others (collectively, "Partners"), restated in their entirety the terms of a partnership agreement which had previously established the HCI Partnership ("the Partnership");

        WHEREAS, Section 14.1 of the Agreement provides that except in certain circumstances which are inapplicable to this Amendment, the terms of the Agreement can be amended by a written instrument signed by Partners owning 51 percent or more of the Partnership Percentages, and that any such amendment shall be binding on all Partners, regardless of any lack of legal consideration for the amendment;

        WHEREAS, the undersigned collectively own over 51 percent of the Partnership Percentages;

        WHEREAS, the undersigned desire to amend the Agreement in the manner hereinafter provided.

        NOW, THEREFORE, the undersigned hereby do the following:

        1. Section 1.19 of the Agreement is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

               "1.19 Transfer. "Transfer" means any conveyance of an interest in the Partnership, including but not limited to sale, assignment, gift, bequest, appointment, pledge, hypothecation or grant of a security interest, or a withdrawal of a partner from the Partnership; provided, however, that for the purposes of the application of the provisions of Sections 9.2 through 9.9 hereof, the term "Transfer" shall not include a Transfer by gift or bequest if such transfer is to a Permitted Transferee of the transferring Partner."


        2. Except to the extent provided in this Amendment, the terms of the Agreement are hereby ratified and shall remain in full force and effect.


        3. Capitalized terms used herein which are not defined herein shall have the meaning ascribed to such terms in the Agreement.

        IN WITNESS WHEREOF, the undersigned have signed this Amendment on the 11th day of January, 1996.



                                           /s/ Ronald J. Gidwitz
                                           ------------------------------
                                           Ronald J. Gidwitz


                                           /s/ James G. Gidwitz
                                           ------------------------------
                                           James G. Gidwitz


                                           /s/ Nancy Gidwitz
                                           ------------------------------
                                           Nancy Gidwitz



                                           BETSY R. GIDWITZ IRREVOCABLE
                                           TRUST U/A/D 9/15/90



                                           By: /s/ Ronald J. Gidwitz
                                              ---------------------------
                                              Ronald J. Gidwitz, Trustee



                                           By: /s/ Richard M. Horwood
                                              ---------------------------
                                              Richard M. Horwood, Trustee














                                      3